PROJECT PIZZA






                   PROJECT PIZZA:

                   POSSIBLE ALTERNATIVE TRANSACTION STRUCTURE


















                                          October 10, 1996
--------------------------------------------------------------------------------

                                                                   PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



TABLE OF CONTENTS
--------------------------------------------------------------------------------

          I       Transaction Overview

          A.      Sources and Uses of Funds

          B.      Pro Forma Capitalization

          C.      Projected Financial Results

          D.      Summary Selected Balance Sheet Items

          E.      Pro Forma Financial Statements

          F.      Pro Forma Equity Ownership


          II     Financial Models

          A.      $32 Price / 1,500,000 public shares left outstanding

          B.      $32 Price / no public shares left outstanding

          C.      $29 Price / 1,500,000 public shares left outstanding

                                                                  PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




SECTION I




TRANSACTION OVERVIEW

TRANSACTION OVERVIEW
--------------------------------------------------------------------------------



 o If the self tender price is required to be above $29 per share, the Transaction outlined in our presentation becomes increasingly difficult to finance.

 o Under such circumstances, we would suggest considering a recapitalization structure whereby instead of offering cash for all of the publicly held shares, approximately 1.5 million shares are left outstanding. This can still be done through the same self tender mechanism, but with a ceiling on the number of shares the Company would accept.

 o We have modeled such a transaction at $32 per share and found it to be financeable at that level.

 o Under this structure, the Control Group would still achieve its objectives to: (i) cash out Anthony's shares and his interest in Carmela's Trust; (ii) $40 million in upfront distributions to the Control Group; (iii) $5 million in ongoing annual dividends to the Control Group; (iv) shifting of substantial equity interest to the descendants of the Control Group; and (v) significantly increasing the overall percentage ownership interest of the Control Group and its descendants.

 o The disadvantage of this alternative is that public shareholders maintain approximately a 30% ongoing interest. We would propose terminating dividends on the common stock.

                                                                  PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


               SECTION I-A






               SOURCES AND USES OF FUNDS

SOURCES AND USES OF FUNDS
--------------------------------------------------------------------------------

($ IN MILLIONS)



----------------------------------------- --------------------------------------
SOURCES OF FUNDS                          USES OF FUNDS
----------------------------------------- --------------------------------------

Excess Cash on Balance Sheet(1) $108.0    Total Purchase Price
Long Term Marketable Securities    7.5             (@$32 per share)    $439.5(3)
                                          Distributions to Control Group
Senior Debt:                                 Shares Exchanged for Cash   40.0
     Revolving Credit Facility     0.0(2)    Stock Options Cashed out     1.3(4)
     Term Loan A                 100.0
     Term Loan B                  52.0    Financing Costs                11.9
Senior Subordinated Notes        230.0    Non-Financing Costs             4.8
                               ---------                              ----------

     Total New Long Term Debt    382.0
                               ---------

     TOTAL SOURCES OF FUNDS     $497.5    TOTAL USES OF FUNDS          $497.5
                               ==========                            ===========




----
(1) Estimated at December 31, 1996. Includes $2.5 million of short-term marketable securities.
(2) Assumes $40 to $50 million Revolving Credit Facility is undrawn at closing.
(3) The purchase price of $32.00 per share represents a premium of 24.9% over the closing stock price of $25.625 per share as of October 9, 1996. Excludes shares tendered by Control Group.
(4) Represents cash out of stock options owned by Anthony.

                                                                  PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECTION I-B



                       PRO FORMA CAPITALIZATION

PRO FORMA CAPITALIZATION
--------------------------------------------------------------------------------

($ IN MILLIONS)
                                                % OF TOTAL
                            PRO FORMA 12/31/96   CAPITALIZATION   INTEREST RATE

Senior Debt:

    Revolving Credit Facility       $0.0                   0%         8.25%(1)

    Term Loan A                    100.0                  99%         8.25%(1)

    Term Loan B                     52.0                  50%         8.75%(1)

Senior Subordinated Notes          230.0                 227%        11.50%
                                -----------         -----------    ----------
    TOTAL LONG TERM DEBT           382.0                 377%


Convertible Preferred Stock         60.6                  60%

Common Equity                      (341.3)              (337%)
                                -----------         -----------
    TOTAL SHAREHOLDERS' EQUITY     (280.7)              (277%)
                                -----------         -----------

TOTAL CAPITALIZATION               $101.3                100%
                                ===========         ===========

---------------------------------------
(1) Assumes six month LIBOR rate of 5.75%.

                                                                 PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECTION I-C



                       PROJECTED FINANCIAL RESULTS

PROJECTED FINANCIAL RESULTS(1)
--------------------------------------------------------------------------------

($ IN MILLIONS)



                         PRO FORMA                                             PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                      --------------------------------------------------------------------------------------------------------------

                      LTM      1996     1997     1998     1999      2000        2001         2002         2003     2004      2005
                      ---      ----     ----     ----     ----      ----        ----         ----         ----     ----      ----

Revenues             $321.4    $329.7   $359.4   $380.0   $401.4    $423.3      $445.6       $468.5       $491.8   $515.7    $540.1

EBITDA(2)              75.9      80.6     91.4     96.3    101.7     107.2       112.8        118.5        124.4    130.4     136.5

Income tax expense
(current)               4.9       6.9     12.0     14.8     17.5      21.0        25.1         28.8         33.4     36.6      40.8

Net income              7.4      10.4     18.0     21.6     25.4      30.7        37.3         43.2         50.4     54.9      61.1

Additional dividends    5.0       5.0      5.0      5.0      5.0       5.0         5.0          5.0          5.0      5.0       5.0

----
(1)     Assumes Subchapter C corporation status.
(2) $562,500 in incremental annual rent expense assumed to result from sale of New Facility in mid 1997.

                                                                   PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                      SECTION I-D





                      SUMMARY SELECTED BALANCE SHEET ITEMS

SUMMARY SELECTED BALANCE SHEET ITEMS
--------------------------------------------------------------------------------

($ IN MILLIONS)


                                    PRO
                                   FORMA                                 PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                                  -------   ----------------------------------------------------------------------------------------
                                   1996      1997     1998     1999      2000     2001        2002      2003      2004      2005
                                   ----      ----     ----     ----      ----     ----        ----      ----      ----      ----
Cash & Cash Equivalents              $2.5     $2.5     $2.5     $2.5     $2.5      $29.3       $75.7     $126.0   $180.1    $239.0
                                  =======   ======   =======  ======   ======     ======      ======     ======    ======    ======

Senior Debt
    Revolving Credit Facility         -        -         -        -        -         -           -         -        -         -
    Term Loan A                    $100.0    $58.1    $31.1       -        -         -           -         -        -         -
    Term Loan B                      52.0     52.0     52.0     51.7     14.8        -           -         -        -         -

Senior Subordinated Notes           230.0    230.0    230.0    230.0    230.0      230.0       230.0      230.0    230.0     230.0
                                  -------   ------   ------   ------   ------     ------      ------     ------    ------   ------

    Total Debt                     $382.0   $340.1   $313.0   $281.7   $244.8     $230.0      $230.0     $230.0   $230.0    $230.0
                                  =======   ======   =======  ======   ======     ======      ======     ======    ======    ======

    Net Debt                       $379.5   $337.6   $310.5   $279.2   $242.3     $200.7      $154.3     $104.0    $49.9     $(9.0)
                                  =======   ======   =======  ======   ======     ======      ======     ======    ======    ======

                                                              PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                            SECTION I-E




                            PRO FORMA FINANCIAL STATEMENTS

PRO FORMA FINANCIAL STATISTICS
--------------------------------------------------------------------------------



                                                LTM ENDED
COVERAGE AND LEVERAGE RATIOS                 JULY 14, 1996(2) 1996E(2)  1997E
----------------------------                 ---------------- --------  -----

EBITDA / Interest                                  1.93x        2.05x    2.44x
EBITDA - CapEx / Interest                          1.48         1.68     2.04
EBITDAR / Interest + Rents                         1.41         1.46     1.58

Total Debt + Capitalized Leases (1)/EBITDAR        5.8x         5.6x     5.0x
Total Debt + Preferred Stock/EBITDA                5.8x         5.5x     4.4x
Total Debt / EBITDA                                5.0          4.7      3.7
Net Debt / EBITDA                                  5.0          4.7      3.7

--------------------------------------------


(1) Leases capitalized at 7.0x Rents for the relevant period.
(2) Excludes planned capital expenditures attributable to the Company's corporate facilities.

                                                              PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           SECTION I-F







                            PRO FORMA EQUITY OWNERSHIP

POTENTIAL CORPORATE STRUCTURES




--------------------------------------------------------------------------------

EQUITY OWNERSHIP - C-CORP. STRUCTURE


                                                              PURCHASE
                                                            (REPURCHASE)        AFTER PURCHASE OF
                                      PRE-TRANSACTION     OF COMMON SHARES       COMMON EQUITY            AFTER ESTATE PLANNING
                                     -----------------    ----------------      -----------------    -------------------------------
                                                                                                                             VOTING
                                     SHARES       %        SHARES      %        SHARES        %      SHARES          %      INTEREST
                                     ------      ---       -------    ----      ------      ---      -------       ----     --------

INSIDERS
  Control Group (Mario and Joseph)  3,474,834   17.1%   (1,250,000)   -6.1%    2,224,834    41.3%     856,933(2)   17.1%    36.8%
  Anthony                           1,223,300    6.0%   (1,223,300)   -6.0%        -         0.0%      -            0.0%     0.0%
  Trust of Carmela                  2,497,884   12.3%     (832,628)   -4.1%    1,665,256    30.9%   1,665,256      33.2%    33.2%
  Descendants of Control Group         -         0.0%        -         0.0%        -         0.0%     989,113      19.7%     0.0%

PUBLIC SHAREHOLDERS(1)             13,177,724   64.7%  (11,677,724)  -57.3%   1,500,000     27.8%   1,500,000      29.9%    29.9%
  Shares Outstanding               20,373,742  100.0%  (14,983,652)  -73.5%    5,390,090   100.0%   5,011,302     100.0%   100.0%

|X| Assumes issuance of $60.6 million of 8.25% Convertible Preferred Stock to the Control Group in exchange for 1,893,939 shares of common stock. The Preferred Stock would be convertible into common stock at a price of $40 per share. Approximately $40 million of the Convertible Preferred Stock is placed in an Income Tax Defective Trust for the benefit of descendants.


----
(1) Includes other officers and directors.
(2) Excludes stock options. After exercise of outstanding stock options, share ownership increases to 1,556,434 or 27.3%, and total insider ownership is 4,210,803 or 73.7%.

                                                                 PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECTION II







                       FINANCIAL MODELS

                                                                 PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECTION I-A







                      $32 PRICE / 1,500,000 PUBLIC SHARES LEFT OUTSTANDING

                                                                 PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECTION II-B







                       $32 PRICE / NO PUBLIC SHARES LEFT OUTSTANDING

                                                                 PROJECT PIZZA

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECTION II-C







                      $29 PRICE / 1,500,000 PUBLIC SHARES LEFT OUTSTANDING